Exhibit 10.14

ALLIANT ENERGY
Form of Sign-On Bonus Reimbursement Agreement

Employee Name (hereinafter “Employee”):
Anticipated Start Date:
Company: Alliant Energy

1.This agreement is effective on the date you sign the agreement. It is between an individual, Employee, and the Alliant Energy entity who will be Employee’s employer (i.e., Alliant Energy Corporate Services, Interstate Power and Light Company, or Wisconsin Power and Light Company) (hereinafter “Employer”).

2.Employer agrees to pay Employee a sign-on bonus in the amount of $ ________ (minus all applicable taxes) subject to reimbursement under the circumstances detailed herein. Payment of the sign-on bonus is contingent upon Employee’s signed acceptance of the terms of this Sign-On Bonus Reimbursement Agreement.

3.In consideration for the Employer's sign-on bonus benefit, the Employee agrees to reimburse Employer a percentage of the net amount of the sign-on bonus in the event Employee’s employment is voluntarily terminated by the Employee within [two (2) years OR three (3) years] from the start date. Employee agrees and authorizes that the applicable reimbursement amount, based on the chart below, may be deducted from Employee’s final paycheck. If the amount due exceeds the amount of Employee’s final paycheck, Employee agrees to pay Employer the balance within thirty (30) days of Employee's separation from employment.

4.The Employee specifically agrees and acknowledges that employment with the Employer is one of "at will" and this document does not create a contract of employment. The Employee also specifically agrees and acknowledges that receipt of sign-on bonus benefit does not extend or guarantee employment in any way or for any specified period of time.

5.If the Employee voluntarily terminates employment with the Employer any time prior to [two (2) years OR three (3) years] from the start date, the Employee will reimburse the Employer within thirty (30) days of separation as set forth in the schedule below:

[For Three Years]		[For Two Years]
Length of Time from Employment Date	Reimbursement Amount	Length of Time from Employment Date	Reimbursement Amount
Up to 12 months	90%	Up to 13 months	100%
13 months but less than 19 months	60%	13 to 14 months	95%
19 months but less than 25 months	35%	14 to 15 months	90%
25 months but less than 28 months	25%	15 to 16 months	85%
28 months but less than 32 months	15%	16 to 17 months	80%
32 months but less than 34 months	10%	17 to 18 months	75%
34 months but less than 36 months	5%	18 to 19 months	70%
36 months or more	0%	19 to 20 months	65%
		20 to 21 months	60%
		21 to 22 months	55%
		22 to 23 months	50%
		23 to 24 months	45%
		24 months or more	0%

Employee Signature:

Employee Name:	Date Signed: